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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE - APRIL 22, 2002



             NS GROUP ANNOUNCES NEW LABOR CONTRACT AT NEWPORT STEEL


(NEWPORT, KENTUCKY - APRIL 22, 2002) NS Group, Inc. announced today that the hourly employees of the company's welded tubular facility, Newport Steel Corporation, approved a new three-year labor agreement. The hourly employees are represented by the United Steelworkers of America.

Rene J. Robichaud, President and CEO stated, "We are pleased with the employees' support of the contract. The agreement enables the company to continue to improve efficiency and competitiveness while providing improvements in wages and benefits for our employees."

The new agreement will expire in April 2005.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group log on to www.nsgrouponline.com.


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CONTACT:    LINDA A. PLEIMAN
            DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
            (859) 292-6809
            WWW.NSGROUPONLINE.COM